SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: March 29, 2001

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293 (Commission File Number)	43-1309065 (I.R.S. Employer Identification No.)

3600 Mueller Road, St. Charles, Missouri (Address of Principal Executive Offices)	63302-0900 (Zip Code)

(636) 946-6525 (Registrant's Telephone Number, Including Area Code)

Item 9.  Regulation FD Disclosure.

        On March 29, 2001, LMI Aerospace, Inc. issued a press release announcing fourth-quarter 2000 net income of $260,000, or $0.03 per share, and a full-year- 2000 net loss of $1.3 million, or $0.16 per share. The text of the announcement is attached hereto as Exhibit 99.1.

Exhibit Number	Description

99.1	Text of Press Release, dated March 29, 2001, issued by LMI Aerospace, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   March 29, 2001

LMI AEROSPACE, INC.

By: /s/ Lawrence E. Dickinson Lawrence E. Dickinson Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit     Description

99.1 Text of Press Release, dated March 29, 2001, issued by LMI Aerospace, Inc.